3: GEMSA Loan Services

Exhibit 99.3a

GEMSA Loan Services. L.P.

A Joint Venture of GE Capital Real Estate and L.J. Melody & Company, a CB Richard Ellis Company

1500 CityWest Blvd., Suite 200

Houston, TX 77042

(713) 458-7200

March 23, 2004

VIA FEDERAL EXPRESS

Wells Fargo Bank, N.A., as Trustee Wells Fargo Bank, N.A. as trustee

9062 Old Annapolis Road For the registered holders of the Commercial

Columbia, Maryland 21045 Mortgage Pass-Through Certificates, Series

Attn: Corporate Trust Services (CMBS 2002 WFA

GEDDMC 2002-3) 9062 Old Annapolis Road

Columbia, Maryland 21045

Copy to Chaim Gottesman Attn: Corporate Trust Services COMM

Cadwalader, Wickersham & Taft 2002-WFA, Series 2002-WFA

Via Facsimile (212) 909-5870

Banc of America Structured Notes, Inc. CBA-Mezzanine Capital Finance, LLC

100 North Tryon Street One Main Street

Charlotte, North Carolina 28255 Chatham, New Jersey 07928

Attn: Manish Parwani Attn: Martin T. Lanigan

Copy to Dean Robertson, Esq. Copy to Tracey A. Lietman, Esq.

Assistant General Counsel Winston & Strawn

100 North Tryon Street 200 Park Avenue

Charlotte, North Carolina 28255 New York, New York 10166

GE Capital Commercial Mortgage Corporation, as German American Capital Corporation

Depositor 31 West 52nd Street

C/o General Electric Capital Corporation New York, New York 10019

125 Park Avenue, 10th Floor Attn: Ian McColough

New York, New York, 10017

Attn: Capital Markets/Daniel Vinson

OFFICER'S CERTIFICATE

Re: Annual Statement as to Compliance

GECCMC Commercial Mortgage Pass-Through Certificates, Series 2002-3

In accordance with Section 3.13 of the Pooling and Servicing Agreement (the "Agreement") dated as of December 1, 2001, entered into in connection with the above-referenced Certificates, the undersigned officer of GEMSA Loan Services, L.P. (the "Servicer") hereby certifies that: (i) a review of the activities of the Servicer during the preceding calendar year and of its performance under the Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the

Officer's Certificate

March 23, 2004

Servicer has maintained an effective internal control system relating to its servicing of the Loans serviced by it and has fulfilled in all material respects, its obligations under the Agreement throughout such year, and (iii) the Servicer has received no notice regarding qualification, or challenging the status of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC from the Internal Revenue Service or any other governmental agency of body.

Pat McEntee

Pat McEntee, Director, Portfolio Management, on behalf

of GEMSA Loan Services, L.P., in its capacity as Servicer